EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                                                              STATE OF
NAME                                                       INCORPORATION

Harvey Sound, Inc.                                             New York

Harvey International Sales Corporation (1)                     Delaware

Components Plus, Inc. (1)                                      New York

Harvey Radio Co., Inc. (1)                                     Delaware

Harvey Radio Co., Inc. (1)                                     Michigan

(1) These inactive subsidiaries, along with all other listed subsidiaries, are included in the financial statements of the Company contained elsewhere herein.